Exhibit 99.(A)(5)

ICON FUNDS

AMENDMENT NO. 22 TO MASTER TRUST AGREEMENT

AMENDMENT No. 22 to the Master Trust Agreement of ICON Funds effective as of September 30, 2014, at Greenwood Village, Colorado.

WITNESSETH:

WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996, as amended and restated January 21, 2012 (the “Agreement”) of ICON Funds (the “Trust”), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

WHEREAS, by unanimous vote, all the Trustees of the Trust desire to establish the ICON High Yield Bond Fund, and pursuant to section 3.2 of the Master Trust Agreement can do so; and

WHEREAS, by a unanimous vote, all the Trustees of the Trust desire to amend Section 4.2 of the Master Trust Agreement to reflect the establishment of the ICON High Yield Bond Fund; and

WHEREAS, by unanimous consent, all the Trustees of the Trust duly adopted the amendment to the Agreement as of May 16, 2014 and authorized the same to be filed with the Secretary of the State of the Commonwealth of Massachusetts to be effective September 30, 2014;

NOW, THEREFORE, the undersigned Donald Salcito, Vice President and Secretary of the Trust, pursuant to the authorization described above, hereby forward for filing this amendment to Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees’ authority to establish further sub-trusts and classes pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts and classes:

FUNDS WITH NO CLASSES AND NO DISTRIBUTION PLAN

ICON High Yield Bond Fund

ICON Opportunities Fund

FUNDS/CLASSES WITH NO DISTRIBUTION PLAN

(CLASS S)

ICON Fund — Class S

ICON Bond Fund — Class S

ICON Equity Income Fund - Class S

ICON Long/Short Fund — Class S

ICON Risk-Managed Equity Fund — Class S

ICON Asia Pacific Region Fund — Class S

ICON Europe Fund — Class S

ICON International Equity Fund — Class S

ICON Consumer Discretionary Fund — Class S

ICON Consumer Staples Fund — Class S

ICON Energy Fund — Class S

ICON Financial Fund — Class S

ICON Healthcare Fund — Class S

ICON Industrials Fund — Class S

ICON Information Technology Fund — Class S

ICON Materials Fund — Class S

ICON Utilities Fund — Class S

FUNDS/CLASSES WITH DISTRIBUTION PLAN

(CLASS A and CLASS C)

ICON Fund — Class A and Class C

ICON Bond Fund — Class A and Class C

ICON Equity Income Fund - Class A and Class C

ICON Long/Short Fund — Class A and Class C

ICON Risk-Managed Equity Fund — Class A and Class C

ICON Asia Pacific Region Fund — Class A and Class C

ICON Europe Fund — Class A and Class C

ICON International Equity Fund — Class A and Class C

ICON Consumer Discretionary Fund — Class A and Class C

ICON Consumer Staples Fund — Class A and Class C

ICON Energy Fund — Class A and Class C

ICON Financial Fund — Class A and Class C

ICON Healthcare Fund — Class A and Class C

ICON Industrials Fund — Class A and Class C

ICON Information Technology Fund — Class A and Class C

ICON Materials Fund — Class A and Class C

ICON Utilities Fund — Class A and Class C

IN WITNESS WHEREOF, the undersigned has signed this amendment pursuant to Section 7.3 of the Agreement as of the 24th day of June, 2014.

/s/ Donald Salcito
Donald Salcito, Vice President and Secretary

STATE OF COLORADO	)
) ss:
COUNTY OF ARAPAHOE	)

Before me, a Notary Public in and for said county and state, personally appeared the above Donald Salcito, who acknowledged that he did sign the foregoing instrument in the capacity indicated, and that the same is his free act and deed on this 24th day of June, 2014.

/s/ Lisa DuRán

Signature of Notary Public:

My Commission Expires: